Exhibit 10.1 UNITED INSURANCE HOLDINGS CORP. A DELAWARE CORPORATION SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amended Agreement”) is effective as of the 1st day of October, 2020 (“Effective Date”) by and between UNITED INSURANCE HOLDINGS CORP., a Delaware Corporation, with offices located at 800 2nd Avenue South, St. Petersburg, Florida 33701 and any of its parent or subsidiary companies (the “Company”), and Bennett Bradford Martz, (the “Executive”) (collectively, the “Parties”). This Amended Agreement shall amend and replace in its entirety the Amended Employment Agreement dated December 12, 2019, as amended, by and between the Parties (“First Amended Agreement”). RECITALS The Executive is the President and Chief Financial Officer (“President and CFO”) of the Company. The Executive, in his duties, has and will continue to come to possess intimate knowledge of the business and affairs of the Company and its Subsidiaries, their policies, methods and personnel. The Compensation Committee of the Board of Directors (the “Committee”) has approved certain amendments to, and seeks to replace in its entirety, the First Amended Agreement with the Amended Agreement. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereby agree as follows: 1. Term and Duties 1.1 Term. The Company shall employ the Executive and the Executive shall continue to serve the Company and its Subsidiaries on conditions set forth herein for a term that begins on the Effective Date and continues through the first anniversary of the Effective Date (“Initial Term”). This Amended Agreement shall automatically renew for additional (1) one-year terms (“Renewal Term”) at the expiration of the Initial Term or any subsequent Renewal Term unless either of the Parties provide at least sixty (60) days’ written notice of their intent to non-renew the Amended Agreement, or unless this Amended Agreement is otherwise terminated in accordance with Section 4.1, 4.2, or 4.3 hereof.

1.2 Duties of Executive. During Executive’s employment, the Executive shall serve as President and CFO and shall perform the duties of an executive commensurate with such position, shall diligently perform all services as may be reasonably designated by the CEO and the Board; and shall exercise such power and authority as is necessary and customary to the performance of such duties and services. The Executive shall devote his/her services on a fulltime basis to the business and affairs of the Company and the Subsidiaries. However, to the extent it does not interfere or conflict with the proper performance of the Executive’s duties hereunder, the Executive may be involved with non-profit organizations or other outside, non-competitive business endeavors, with prior written permission from the CEO. 2. Compensation. 2.1 Base Salary. The Executive shall receive an annual base salary payable in substantially equal installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes (“Base Salary”). Base Salary may be increased during the Employment Term but may not be decreased, and the Company shall consider, on an annual basis, the nature, extent and advisability, if any, of an increase in the Executive’s Base Salary. 2.2 Additional Cash Compensation. During Executive’s employment, Executive shall be eligible to receive annual bonuses under an Annual Incentive Program, which, in the discretion of the Board, are payable to executive management. The Annual Incentive Program and the Long-Term Incentive Program will be based on the Board’s evaluation of achievement against goals established for the senior executive officer group, including Executive, which will include the Company’s performance versus metrics established by the Board, the performance of the Company’s stock during the vesting period of any equity- based award, and subjective considerations. Neither the Annual Incentive Program nor the Long-Term Incentive Program are guaranteed to be paid in full or in part. 2.3 Restricted Stock Agreement. During Executive’s employment, the Company may negotiate and enter into a Restricted Stock Agreement ("RSA") with Executive to issue shares of restricted common stock. Any grants under such RSA’s are purely discretionary and will be based on the Board’s evaluation of achievement against goals established for the senior executive officer group by the Board. The number of shares issued under the RSA will be at the discretion of the Company. The restricted stock shall vest according to the terms of the RSA. 2.4 Equity Incentive Compensation. In addition to any compensation payable under Section 2.1, 2.2 and 2.3, the Executive shall also be eligible to participate in any future equity incentive compensation plans or directed share programs designed for members of the Company’s senior management team approved by the CEO and Board of Directors so long as this Amended Agreement remains in effect. 2 United Insurance Holdings Corp. Second Amended Employment Agreement

3. Other Benefits. 3.1 Expense Reimbursement. During Executive’s employment, the Company, upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, shall reimburse the Executive for all reasonable and necessary expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company and the Subsidiaries, including expenses for travel and entertainment, for which the Executive shall follow expense guidelines as set by the CEO or Board from time to time. Expenses incurred by the Executive in connection with maintaining professional licenses and relevant technical job knowledge including, but not limited to, continuing education, professional fees, dues and subscriptions, shall be fully reimbursed without limitation. 3.2 Other Benefits. During Executive’s employment, Executive will be eligible to participate, on terms which are generally available to the other senior executives of the Company and subject to the eligibility requirements of the applicable Company plans as in effect from time to time, in the Company’s deferred compensation, medical, dental, vacation, life insurance and disability programs, and other benefits generally available to the Company’s senior executives from time to time. 3.3 Working Facilities. During Executive’s employment, the Company shall furnish the Executive with an office, and such other facilities and services suitable to his/her position and adequate for the performance of his/her duties hereunder. 3.4 Vacation. During Executive’s employment, Executive shall be entitled to reasonable vacations during each year of the Term, the time and duration thereof to be determined by mutual agreement between Executive and the Company. Reasonable vacations shall be no less than four (4) weeks or twenty (20) business days, excluding holidays, each calendar year. 3.5 Relocation Expenses. INTENTIONALLY OMITTED 4. Termination. 4.1 Termination for Cause/Resignation without Good Reason. Notwithstanding anything contained in this Amended Agreement to the contrary, this Amended Agreement may be terminated at any time by the Company for Cause, and by Executive at any time without “Good Reason.” As used in this Amended Agreement “Cause” shall only mean (i) any action or omission of the Executive which constitutes a material breach of this Amended Agreement, (ii) willful failure to perform the duties assigned to the Executive by the CEO or the Board, from time to time; (iii) fraud, breach of fiduciary duty, embezzlement or misappropriation as against the Company, or (iv) the conviction (from which no appeal can be taken) of Executive for any criminal act which is a felony. For purposes of this Paragraph 4.1, an act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in the best interests of the Company. Any termination for Cause pursuant to this Paragraph 4.1 shall be made in 3 United Insurance Holdings Corp. Second Amended Employment Agreement

writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. A resignation shall be for “Good Reason” if and only if Executive resigns because (i) there is a material reduction in Executive’s annual base salary or target bonus opportunity, (ii) a material diminution in Executive’s title, duties or responsibilities, or (iii) the Company relocates the Executive’s principal work location by more than fifty (50) miles from its location as of the date of the Amended Agreement. A resignation pursuant to this Paragraph 4.1 shall be effective only if communicated in writing by Executive within sixty (60) days of the initial occurrence of such event. In cases where cure is possible, the Company shall be provided a thirty (30) day period after such notice is given in order to cure the event giving rise to the “Good Reason” resignation. If such circumstances are not cured by the expiration of such cure period, Executive shall provide a notice of resignation that must be effective within ninety (90) days following the end of the cure period. Upon any termination or resignation pursuant to this Paragraph 4.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the Effective Date of termination specified in such notice. In addition, the Company shall pay any benefits, if any, owed to Executive under any plan provided for Executive under Paragraph 3 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 4.1. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Paragraph 3.1 hereof). 4.2 Termination Due to Death or Disability. In the event of the Executive’s death, Executive’s employment shall automatically cease and terminate as of the date of death. If Executive becomes Disabled, the Company may terminate Executive’s employment upon thirty (30) days’ written notice to Executive. For purposes of this Amended Agreement, the terms “Disabled” or “Disability” means Executive’s inability, because of physical or mental illness or injury, substantially to perform his/her duties hereunder as a result of physical or mental incapacity for a continuous period of at least six (6) months, to be determined no earlier than at the end of the six (6) month period. In the event of any dispute as to the Executive’s incapacitation, the Board shall select a physician and Executive shall select a physician. If the two physicians are unable to agree on whether Executive is Disabled for purposes of this Amended Agreement, those two physicians shall select a third physician, whose determination shall be final and binding upon both the Executive and the Company. In the event of the termination of employment due to Executive’s death or Disability, Executive or his/her estate or legal representatives shall be entitled to receive: (i) payment for all accrued but unpaid Base Salary as of the date of termination of employment; (ii) reimbursement for expenses incurred by the Executive pursuant to. Paragraph 3.1 hereof up to and including the date of termination of employment; 4 United Insurance Holdings Corp. Second Amended Employment Agreement

(iii) any earned benefits to which the Executive may be entitled as of the date of termination of employment pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (i) through (iii) above collectively called the “Accrued Payments”); (iv) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date; (v) if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year; (vi) in the case of death of Executive, the Company shall continue in force all medical and dental benefits applicable to Executive’s family for six (6) months. (vii) Any payments under this paragraph shall be made on or before March 15th of the year following Executive’s death or Disability (with the exception of Base Salary and reimbursement of expenses, which shall be paid no later than the pay period immediately following termination of employment). 4.3 Termination Without Cause/Resignation for Good Reason. The Company may terminate Executive’s employment hereunder without Cause at any time. (i.) In the event of the termination of Executive’s employment under this Paragraph 4.3 without Cause by the Company, then Executive shall be entitled to: a. payment of Accrued Payments in full within the next normal payroll period following termination; b. payment of severance in the amount of Base Salary for a period of twelve (12) months beginning the day after termination (“Severance Period”). Severance is payable in normal payroll periods through the term of the Severance Period. c. any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date, to be paid in full within the next normal payroll period following termination; d. if employment termination occurs prior to the end of any fiscal year, the pro rata annual incentive bonus for such fiscal year in which employment termination occurs for which Executive would have been entitled if employed at the conclusion of the fiscal year determined and paid based on actual performance achieved for the portion of such fiscal year when Executive was employed by the Company. Any such bonus under this section is to be paid in full within ninety days following completion of the fiscal year; e. Executive shall be entitled to COBRA benefits as provided by law. 5 United Insurance Holdings Corp. Second Amended Employment Agreement

(ii.) In the event Executive’s resignation for Good Reason, as defined above, under this Paragraph 4.3 , then Executive shall be entitled to (a) through (e) above. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Paragraph 3.1 hereof). 4.4 Specified Employee. Notwithstanding anything to the contrary in this Amended Agreement, if at the time of Executive’s termination of employment Executive is a “specified employee,” as defined below, any and all amounts payable to Executive on account of such separation from service that would be nonqualified deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid in a single sum on the next regular payday following the expiration of such six (6) month period or, if earlier, the date of Executive’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b), as determined by the Company in its discretion; (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A, shall not be subject to any such acceleration. 4.5 Separation from Service. For purposes of this Amended Agreement, all references to “Termination Date,” “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1 (h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i). 4.6 409A Compliance. Payments under this Amended Agreement are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and the Amended Agreement shall be construed accordingly. 4.7 Release of Claims as Condition. The Company’s obligation to pay to the Executive the benefits described in paragraphs 4.2(v), 4.3(i)b, 4.3(i)c, 4.3(i)d, 4.3(i)e and 4.3(ii) of this Amended Agreement shall be conditioned upon the Executive, or his/her legal representative as appropriate, having delivered to the Company an executed full, unconditional and unrevoked release of claims in favor of the Company, its parent entities, affiliates, employee benefit plans and fiduciaries, officers, employees, directors, agents and representatives satisfactory in form and content to the Company’s counsel. 4.8 No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Amended Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of subsequent employment unless otherwise provided herein. 6 United Insurance Holdings Corp. Second Amended Employment Agreement

5. Restrictive Covenants. 5.1 Confidentiality/Non-Disclosure. “Confidential Information” shall mean any intellectual property, information, or trade secrets (whether or not specifically labeled or identified as “confidential” or “private”), in any form or medium, that is disclosed to, or developed or learned by, the Executive, and that relates to the business plan, underwriting, products, services, research, or development of or by the Company or its Subsidiaries, suppliers, distributors, customers, investors, partners, and/or other business associates, and that has not become publicly known. Confidential Information includes, but is not limited to, the following: (i.) Internal business information (including but not limited to information relating to strategy, staffing, financial data, training, marketing, promotional and sales plans and practices, costs, bidding activities and strategies, rate and pricing structures, and accounting and business methods); (ii.) Identities of, negotiations with, individual requirements of, specific contractual arrangements with, and information about, the Company’s or its Subsidiaries’ suppliers, distributors, customers, investors, partners and/or other business associates, their contact information, and their confidential information; (iii.) Compilations of data and analyses, underwriting process and parameters, material processes, technical data, specific program information, trade or industrial practices, computer programs, formulae, systems, research, records, reports, manuals, documentation, customer and supplier lists, data and databases relating thereto, and technology and methodology regarding specific projects; and (iv.) Intellectual Property not generally available to the public, or published by the Company or its Subsidiaries. Confidential Information shall not include information that: (i) is or becomes public information without breach of this Amended Agreement by Executive; (ii) was in Executive’s possession (in writing or other recorded form) prior to his/her employment by the Company with no obligation to maintain confidentiality, as evidenced by written or electronic records; (iii) was received from a third party not under any obligation of confidentiality to the Company; or (iv) is required to be disclosed by Executive by law or a final order of a court or other governmental agency or authority of competent jurisdiction (collectively, “Order”); provided, however, reasonable notice prior to any such disclosure shall be given to the Company to allow sufficient time for the Company to obtain injunctive relief, a protective order or similar remedy. “Intellectual Property," or “IP,” shall mean (1) inventions or devices, whether patentable or not; (2) original works of authorship produced by or on behalf of the Company or its Subsidiaries; (3) trade secrets; (4) know-how; and (5) any other intangible property protectable under federal, state or foreign law. Other examples of Intellectual Property include, but are not limited to, patent applications, patents, copyrighted works, technical 7 United Insurance Holdings Corp. Second Amended Employment Agreement

data, computer software, knowledge of suppliers or business partnerships, documentation, processes, and methods and results of research. The Executive acknowledges and agrees with the representations of the Company that Confidential Information and IP is proprietary and valuable to the Company, and that any disclosure or unauthorized use thereof may cause irreparable harm and loss to the Company. The Executive acknowledges and agrees that (1) the nature and periods of restrictions imposed by the covenants contained in this Amended Agreement are fair, reasonable and necessary to protect and preserve for the Company and its Subsidiaries their viability and future revenues; (b) the Company or its Subsidiaries would sustain great and irreparable loss and damage if the Executive were to breach any of such covenants set forth herein; (c) the Company and its Subsidiaries intend to conduct business actively in the entire territory that is the subject of this Amended Agreement (as defined below) and beyond; and (d) the covenants herein set forth are made as an inducement to and have been relied upon by the Company in entering into this Amended Agreement. The Executive acknowledges and agrees this Amended Agreement is binding on the Executive’s heirs, executors, successors, administrators, representatives and agents. The Executive agrees to receive and to treat Confidential Information and the knowledge of IP on a confidential and restricted basis and to undertake the following additional obligation with respect thereto: 1. To use the Confidential Information for the singular purpose of benefiting the Company and its Subsidiaries, and specifically not use the Company’s and its Subsidiaries’ customer or prospective customer data to conduct marketing, or otherwise undertake personal contacts, to solicit, divert or appropriate customers or prospective customers of the Company or its Subsidiaries, whether for the benefit of the Executive or any Person; 2. Not to disclosure Confidential Information, except to the extent the Executive is required to disclosure or use such Confidential Information in the performance of the Executive’s assigned duties for the Company or its Subsidiaries, to any Person without the prior express written consent of the Board of the Company, or their successors as an action permitted under the operating agreement of the Company; 3. To tender all Confidential Information to the Company, and destroy any of the Executive’s additional notes or records made from such Confidential Information, immediately upon request by the Company or upon termination of this Amended Agreement; 4. To promptly disclose and assign any right, title and interest to the Company all IP authored, made, conceived or actually reduced to practice, alone or jointly with others, (a) while performing duties for the Company or its Subsidiaries, or (b) during Executive’s employment under this Amended Agreement (if such IP is related to the 8 United Insurance Holdings Corp. Second Amended Employment Agreement

Company’s area of business), or (c) which results or is suggested by any work done for or at the request of the Company or its Subsidiaries, or (d) which was aided by the use of trade secret information, whether or not during working hours and regardless of location; 5. To use best efforts to safeguard the Confidential Information and protect it against disclosure, misuse, espionage, loss, misappropriation and theft; 6. Immediately notify the Board of any breach of this Amended Agreement; and 7. Assist the Company or its Subsidiaries, both during and after the termination of this Amended Agreement, in obtaining and enforcing any legal rights in IP of the Company or its Subsidiaries, or assigned or to be assigned by the Executive to the Company or its Subsidiaries. 8. To refrain from purchasing or selling securities in reliance upon such Confidential Information or any non-public information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information. The Executive agrees that it shall comply with all such applicable securities laws. Without limitation, the Executive agrees that it shall not, either directly or indirectly: (a) conduct any transactions involving securities of the Company in reliance upon any of the Confidential Information, or (b) communicate any of the Confidential Information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon any of the Confidential or non- public Information. 5.2 Non-Compete. The Company and the Executive acknowledge that (i) the Company has a special interest in and derives significant benefit from the unique skills and experience of the Executive; (ii) the Executive will use and have access to proprietary and valuable Confidential Information (as defined in Section 5.1 hereof) during the course of the Executive’s employment; and (iii) the agreements and covenants contained herein are essential to protect the business and goodwill of the Company or any of its subsidiaries, affiliates or licensees. Accordingly, and in further consideration of the Executive’s employment with the Company and the compensation paid to the Executive and the benefits provided in connection with such employment, the Executive covenants and agrees that throughout the term of his/her employment, and for a period of twelve (12) months after termination or cessation of employment for any reason, the Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, manager, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, whether for renumeration or otherwise, in any State where the Company is doing business. 9 United Insurance Holdings Corp. Second Amended Employment Agreement

5.3 Non-Solicitation. The Executive covenants and agrees with the Company that the Executive will not, directly or indirectly, for any Person, through the period ending on the second (2nd) annual anniversary of the last day of the Executive’s employment with the Company attempt to employ, divert away an employee, or enter into any contractual or employment arrangement with any employee or former employee, of the Company or its Subsidiaries, unless such employee or former employee has not been employed by the Company or its Subsidiaries for a period in excess of one (1) year. This Section shall not apply to former employees that were terminated by the Company. 5.4 Consent to Injunction. The Executive acknowledges that any breach of a covenant contained in Section 5 of this Amended Agreement will result in irreparable injury to the Company or its Subsidiaries and that the Company’s or its Subsidiaries’ remedy at law for such a breach may be inadequate and will be extremely difficult to calculate or determine. Accordingly, the Executive agrees and consents that upon any such breach, the Company or its Subsidiaries shall, in addition to all other remedies available at law and in equity, be entitled to (A) a temporary restraining order and permanent injunction to prevent or halt any such breach or threatened breach, and (B) recover the cost of such attorney’s fees as the Company or its Subsidiaries may incur to enforce it rights hereunder if the Company is a prevailing party in such litigation. 5.5 Severability. In the event the provisions of this Amended Agreement should ever be deemed to exceed the time, geographic or activity-based limitations permitted by applicable law, then the provisions will be reformed to the maximum time, geographic or activity-based limitations permitted by applicable law. Every provision of this Amended Agreement is intended to be severable, and, if any term or provision is determined to be illegal, invalid or unenforceable for any reason whatsoever, and cannot be reformed, such illegal, invalid or unenforceable provision shall be deemed severed herefrom and shall not affect the validity, legality or enforceability of the remainder of this Amended Agreement. 6. Books and Records. All books, records, accounts and similar repositories of Confidential Information of the Company and its Subsidiaries, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company and its Subsidiaries on termination of this Amended Agreement or on the Board's request at any time. 7. Consolidation, Merger or Sale of Assets. Nothing in this Amended Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Amended Agreement, and all obligations of the Company hereunder, in writing. Upon such consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other corporation and this Amended Agreement shall continue in full force and effect. 10 United Insurance Holdings Corp. Second Amended Employment Agreement

8. Indemnification. The Company agrees that the Executive shall be covered and insured up to the full limits provided by all directors’ and officers’ insurance which the Company then maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors), subject to applicable deductibles and to the terms and conditions of such policies as well as provided under any policy of indemnification then in effect for the Company. 9. Assignment. This Amended Agreement is personal in nature to the Company and the rights and obligations of the Executive under this Amended Agreement shall not be assigned or transferred by the Executive. This Amended Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees). 10. Amendment. This Amended Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought. 11. Survival. Anything hereof to the contrary notwithstanding, the provisions of Paragraphs 2 through 18 shall survive the expiration or termination of this Amended Agreement, regardless of the reasons therefor. 12. Choice of Law. This Amended Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws. 13. Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Amended Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Amended Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision, unless specifically stated herein. 14. Construction. The Parties hereto and their respective legal counsel participated in the preparation of this Amended Agreement; therefore, this Amended Agreement shall be construed neither against nor in favor of any of the Parties hereto, but rather in accordance with the fair meaning thereof. 15. Enforcement, Venue. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Amended Agreement, the prevailing party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Amended Agreement shall be brought in the courts of the State of Florida within the County which the Company maintains its primary offices or in the U.S. District Court of Florida for the district in which the Company maintains its primary offices, whichever is applicable. The Parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. 11 United Insurance Holdings Corp. Second Amended Employment Agreement

Notwithstanding the foregoing provisions of this Paragraph, each of the Parties agrees that, prior to commencing litigation under this Amended Agreement, the Parties agree to submit, for a period of sixty (60) days, to voluntary mediation before a jointly selected neutral third party mediator under the auspices of JAMS, Atlanta, GA Resolutions Center (or any successor location) or a mutually agreed upon certified mediator in Tampa, FL, pursuant to the procedures of JAMS International Mediation rules or the Florida Rules for Certified and Court-Appointed Mediators, to be conducted in the State of Florida, in either Pinellas or Hillsborough County (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the Parties or affect the Parties’ other rights). The Parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Amended Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the Parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party. 16. Counterparts. This Amended Agreement may be executed in one or more counterparts, each of which will be deemed an original. 17. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by signed, hand-delivery, facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the parties at the address first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein. 18. Entire Agreement. This Amended Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between and among them respecting such subject matter, including, without limitation, the Term Sheet. 19. Expenses. Reasonable legal fees and expenses, up to a maximum total of $1500, incurred by the Executive in obtaining a legal review of this Amended Agreement will be paid by the Company. All such fees and expenses will be paid by the Company within 30 days after the Company's receipt of the invoices therefor from Executive. 20. Compensation and Recoupment Policy. Notwithstanding any other provision of this Amended Agreement to the contrary, any amounts or benefits issued and/or payable hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s clawback or recoupment policies, if any, as may be established or amended from time to time. The Executive agrees and consents to the Company’s application, implementation and enforcement of (a) any clawback or recoupment policy or similar policy established by the Company or any Affiliate that may apply to the Executive and (b) any 12 United Insurance Holdings Corp. Second Amended Employment Agreement

provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Executive) or applicable law without further consent or action being required by the Executive. To the extent that the terms of this Amended Agreement and any such policy or law conflict, then the terms of such policy or law shall prevail. [Signatures appear on the following page] 13 United Insurance Holdings Corp. Second Amended Employment Agreement

IN WITNESS WHEREOF, this Amended Agreement has been duly signed by the Parties hereto on October 23, 2020. UNITED INSURANCE HOLDINGS CORP. By: /s/ R. Daniel Peed Name: R. Daniel Peed Title: Chief Executive Officer State of Florida County of Pinellas Subscribed and sworn to before me this 23rd day of October, 2020, by R. Daniel Peed, whom is personally known to me. Signature of Notary Public State of Florida Name of Notary Typed, Printed, or Stamped (NOTARY SEAL) EXECUTIVE By: /s/ B. Bradford Martz Name: Bennett Bradford Martz Title: President and Chief Financial Officer State of Florida County of Pinellas Subscribed and sworn to before me this 23rd day of October, 2020, by Bennett Bradford Martz, whom is personally known to me. Signature of Notary Public State of Florida Name of Notary Typed, Printed, or Stamped (NOTARY SEAL) 14 United Insurance Holdings Corp. Second Amended Employment Agreement